UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2013

_______________________________

GMS CAPITAL CORP.

(Exact name of registrant as specified in its charter)

_______________________________

Florida	333-151684	26-1094541
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3055 L’Assomptoion Blvd., Montreal, Quebec H1N2H1 Canada
(Address of Principal Executive Offices) (Zip Code)

1(514) 254-9195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

GMS Capital Corp. has entered into a financing agreement with Sterling Merchant Finance Ltd, a Washington, D.C. based merchant banking firm that is active in emerging countries (notably Africa) as well as with black owned businesses in the U.S., Canada and Europe.

Sterling Merchant Finance Ltd will commit $3 million to finance the purchase of a controlling share in a Canadian company with a major international distribution network for GMS Capital’s Nacara Brand cosmetics line, and to help consolidate the Company’s position in the global marketplace. The investment will take place in two tranches of $1.5 million, with the first tranche to close in the coming weeks. In consideration of its investment, Sterling will receive 898,204 shares of the Company per $1.5 million investment tranche, representing 12.085% of GMS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2013	GMS Capital Corp
	By	/s/ Martial Rolland
Name: Martial Rolland Title: President and CEO